EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated February 12, 2020 relating to our audit of California Resources Corporation's 2019 oil and gas proved reserves.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
March 27, 2020